UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2013

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other	Commission File Number	(I.R.S. Employer
Jurisdiction of		Identification
Incorporation or		Number)
Organization)

1300 Morris Drive
Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Following the announcement on March 19, 2013, by AmerisourceBergen Corporation (the “Company”) of the strategic, long-term relationship entered into with Walgreen Co. (“Walgreens”) and Alliance Boots GmbH (“Alliance Boots”), the Company disclosed that it was evaluating hedging strategies to partially offset the impact of the potential dilution of the ownership interests of its existing stockholders that would occur in the event that the warrants (the “Warrants”), issued to wholly-owned subsidiaries of Walgreens and Alliance Boots in connection with the strategic, long-term relationship, are exercised in 2016 and 2017.  On June 4, 2013, the Company entered into an arrangement pursuant to which it anticipates executing a series of issuer capped call option transactions intended to mitigate a portion of the potential dilution associated with the Warrants.  The Company believes it has sufficient capital resources to fund the anticipated cost of the issuer capped call option transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: June 5, 2013	By:	/s/ Tim G. Guttman
	Name:	Tim G. Guttman
	Title:	Senior Vice President and Chief Financial Officer